UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2010

THE QUIGLEY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-21617	23-2577138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kells Building, 621 Shady Retreat Road, P.O. Box 1349 Doylestown, PA	18901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01, Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

By letter dated March 3, 2010, The Quigley Corporation (the “Company”) notified the Listing Qualifications department of The NASDAQ Stock Market LLC (“Nasdaq”) that it became aware on March 2, 2010, of its noncompliance with Nasdaq Rule 5605(c)(2)(A).

As stated in the letter, on March 2, 2010, outside legal counsel for the Company learned that on January 5, 2010, the spouse of Mr. John DeShazo, who is a member of the Company’s audit committee, had accepted a payment of $15,000 from the Company for consulting services to be rendered in February 2010.

The Company took prompt action to regain compliance with Nasdaq Rule 5605(c)(2)(A).  Mr. DeShazo resigned from the audit committee effective as of the close of business on March 2, 2010, and on March 3, 2010, Mr. Mark Frank was appointed to the audit committee by the Board. Mr. Frank qualifies for audit committee service under Nasdaq rules.

The Company’s audit committee is now comprised of three independent directors who qualify for audit committee service under applicable Nasdaq and Securities and Exchange Commission rules. In addition, the audit committee of the Board did not take any actions between the time that Mr. DeShazo’s spouse received the payment on January 5, 2010, and March 2, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Quigley Corporation

By:	/s/ Robert V. Cuddihy, Jr.
Robert V. Cuddihy, Jr. Chief Operating Officer

Date:  March 5, 2010